                                                                EXHIBIT 10(iii)D

                                   APPENDIX I
                                       TO
                MASTER PARTICIPATION AGREEMENT, MASTER LEASE AND
                    DEVELOPMENT AGREEMENT AND LOAN AGREEMENT

                         DEFINITIONS AND INTERPRETATION

         A. Interpretation. In each Operative Document, unless a clear contrary intention appears, (i) the singular number includes the plural number and vice versa, (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, (iii) reference to any gender includes each other gender, (iv) reference to any agreement (including any Operative Document), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor, (v) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision, (vi) reference in any Operative Document to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit thereto, (vii) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular Article, Section or other provision hereof, (viii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term, (ix) "or" is not exclusive and (x) relative to the determination of any period of time, "from" means "from and including", "to" means "to but not including" and "through" means "to and including".

         B. Accounting Terms. In each Operative Document, unless expressly otherwise provided, accounting terms shall be construed and interpreted, and accounting determinations and computations shall be made, in accordance with GAAP.

         C. Conflict in Operative Documents. If there is any conflict between any Operative Documents, such Operative Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Participation Agreement shall prevail and control.

         D. Defined Terms. Unless a clear contrary intention appears, terms defined herein have the respective indicated meanings when used in each Operative Document.

         "Acceleration" means the automatic acceleration of Lessee's obligation to purchase Lessor's interest in the Leased Property pursuant to the provisions of Section 15.3 of the Lease.

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         "Address" means, with respect to any Person, such Person's address set forth in Section 8.2 of the Participation Agreement or such other address as such Person shall have identified to the parties to the Participation Agreement in writing.

         "Adjusted LIBOR Rate" means the rate per annum equal to the quotient obtained by dividing the LIBOR Rate by the percentage obtained by subtracting from 100% the applicable LIBOR Reserve Percentage on the date of calculation.

         "Advance" means either a Loan Advance or a Contribution Advance, as the case may be.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise; provided, however, (but without limiting the foregoing) that no pledge of voting securities of any Person without the current right to exercise voting rights with respect thereto shall by itself be deemed to constitute control over such Person.

         "After-Tax Basis" means (i) with respect to any payment to be received by an Indemnitee (which, for purposes of this definition, shall include any Tax Indemnitee), the amount of such payment supplemented by a further payment or payments so that, after deducting from such payments the amount of all Taxes (net of any current credits, deductions or other Tax benefits arising from the payment by the Indemnitee of any amount, including Taxes, for which the payment to be received is made) actually imposed currently on the Indemnitee by any Governmental Authority or taxing authority with respect to such payments, the balance of such payments shall be equal to the original payment to be received and (ii) with respect to any payment to be made by any Indemnitee, the amount of such payment supplemented by a further payment or payments so that, after increasing such payment by the amount of any current credits or other Tax benefits realized by the Indemnitee under the laws of any Governmental Authority or taxing authority resulting from the making of such payments, the sum of such payments (net of such credits or benefits) shall be equal to the original payment to be made; provided, however, for the purposes of this definition, and for purposes of any payment to be made to either the Lessee or a Tax Indemnitee on an after-tax basis, it shall be assumed that federal, state and local taxes are payable at the highest combined marginal federal and state statutory income tax rate (taking into account the deductibility of state income taxes for federal income tax purposes) applicable to corporations from time to time and that such Indemnitee or the Lessee has sufficient income to utilize any deductions, credits (other than foreign tax credits, the use of which shall be determined on an actual basis) and other Tax benefits arising from any payments described in clause (ii) of this definition.

         "Alterations" means the construction or installation of non-trade fixtures, alterations, improvements, modifications and additions to the Leased Property including without limitation, any repair or restoration pursuant to
Article XI of the Lease or otherwise.

         "Applicable Law" means all existing and future applicable laws, rules, regulations (including Environmental Laws) statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authorities, and applicable judgments,



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decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment (including, without limitation, wetlands) and those pertaining to the construction, use or occupancy of the Leased Property) and any restrictive covenant or deed restriction or easement of record affecting the Leased Property.

         "Applicable LIBOR Rate" is defined in Section 2.4(b) of the Loan Agreement.

         "Approved Budget" means the written budget setting forth the estimate Property Costs for the Construction of Improvements to any Property, prepared in cost breakdown form, the accuracy of which shall be certified by Lessee, the Architect and the General Contractor in the certificate to be delivered pursuant to Section 3.2(a)(xxii) of the Participation Agreement, all in form and substance satisfactory to Lender.

         "Architect" means any Person licensed to perform architectural services approved by the Lender.

         "Assignment of Lease and Rents" means the Assignment of Lease and Rents dated as of April 3, 1998 from the Lessor to the Lender, together with each Notice of Assignment of Lease and Rents recorded with respect to a Parcel, dated as of the Parcel Closing Date therefor, together with any other amendments or supplements thereto.

         "Awards" means any award or payment received by or payable to the Lender, the Lessor or the Lessee on account of any Condemnation or Event of Taking (less the actual costs, fees and expenses incurred in the collection thereof, for which the Person incurring the same shall be reimbursed from such award or payment).

         "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended.

         "Base Rate" means the rate of interest published or announced from time to time by the Lender as its base rate, which rate may not necessarily represent the lowest or best rate actually charged to any customer. Any rate of interest hereunder which is calculated using the Base Rate shall change automatically and immediately as and when the Base Rate shall change without notice to the Lessor or the Lessee, and any notice of such change in the Base Rate to which the Lessor or the Lessee may otherwise be entitled is hereby waived, and any such change shall not alter any of the terms and conditions of the Participation Agreement, the Loan Agreement or the Operative Documents.

         "Base Rate Loan" means any portion of the principal amount of the Note as to which the applicable interest rate is the Base Rate.

         "Basic Rent" means the sum of the Facility Rent, the Index Rent and the Scheduled Rent payable on each Rent Payment Date, as provided in Section
4.1 of the Lease.

         "Breakage Costs" shall mean any amounts required to compensate the Lender for any actual additional losses, costs or expenses which it may reasonably incur as a result of (i) any payment of principal on the Note on a date other than the last day of the Interest Period relating thereto, or (ii) a failure to effect a Loan Advance on a Funding Date, including, without limitation, any loss, cost or





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expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender from third parties.

         "Business Day" means any day other than a Saturday, Sunday or other day on which banks are required or authorized to be closed for business in Houston, Texas; provided, however, that the term "Business Day" shall also exclude any day on which commercial banks are not open for international business (including dealings in U.S. dollar deposits) in the London interbank market.

         "Capitalized Lease Obligation" shall mean any rental obligation which, under GAAP, is or will be required to be capitalized on the books of the Lessee or any of its Subsidiaries, taken at the amount thereof accounted for as indebtedness (net of interest expenses) in accordance with GAAP.

         "Casualty" means an event of damage or casualty relating to all or part of the Leased Property which does not constitute an Event of Loss.

         "Claims" means liabilities, obligations, damages, losses, demands, penalties, fines, claims, actions, suits, judgments, settlements, utility charges, costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses) of any kind and nature whatsoever.

         "Closing Date" means April 8, 1998.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commitment Deadline" means the later of (i) April 1, 1999 or (ii) the Final Completion Date.

         "Completion Deadline" means, for each Property, the date which is twelve months after the Parcel Closing Date with respect thereto.

         "Condemnation" means any condemnation, requisition, confiscation, seizure or other taking or sale of the use, occupancy or title to the Leased Property or any part thereof in, by or on account of any actual eminent domain proceeding or other action by any Governmental Authority or other Person under the power of eminent domain, or any transfer in lieu of or in anticipation thereof, which in any case does not constitute an Event of Taking. A Condemnation shall be deemed to have "occurred" on the earliest of the dates that use, occupancy or title is taken.

         "Consolidated Depreciation and Amortization" means, for any period, the consolidated depreciation or amortization charged in such period in respect of the assets of the Lessee and its Subsidiaries (and not including any amounts attributable to repayment of Debt), all as determined in accordance with GAAP.

         "Consolidated Interest Charges" means, for any period, the consolidated interest expense incurred by the Lessee and its Subsidiaries (including amortization of debt discount and expense and imputed interest on Capitalized Lease Obligations), all as determined in accordance with GAAP.

         "Consolidated Lease Expense" means, for any period, the consolidated Lease Expense of the Lessee and its Subsidiaries.





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         "Consolidated Net Income" means, for any period, consolidated net income of the Lessee and its Subsidiaries as determined in accordance with GAAP.

         "Consolidated Net Worth" means consolidated Net Worth of the Lessee and its Subsidiaries as determined in accordance with GAAP.

         "Consolidated Principal Payments" means, for any period, the consolidated scheduled principal payments with respect to Debt of the Lessee and its Subsidiaries during such period, all as determined in accordance with GAAP.

         "Consolidated Tangible Net Worth" means consolidated Tangible Net Worth of the Lessee and its Subsidiaries as determined in accordance with GAAP.

         "Construction" means the development and construction of Improvements pursuant to the Plans and Specifications therefor.

         "Construction Contract" means any agreement for the Construction of Improvements now existing or subsequently entered into between the Lessee and a General Contractor.

         "Construction Force Majeure Event" means, with respect to any Parcel,
(i) an act of God arising after the related Parcel Closing Date, (ii) any cause, circumstance or event arising after the related Parcel Closing Date and not reasonably within the control of the Lessee or (iii) any change in any state or local law, regulation or other legal requirement arising after the related Parcel Closing Date and relating to the use of the Parcel or the construction of the Improvements on the Parcel which prevents the Lessee from completing the Construction prior to the Completion Deadline and which could not have been avoided or which cannot be remedied by the Lessee through the exercise of all commercially reasonable efforts or the commercially reasonable expenditure of funds and, in the case of clauses (i) and (ii) of this definition, the existence or potentiality of which was not known to and could not have been discovered prior to the related Parcel Closing Date through the exercise of due diligence by the Lessee.

         "Contractual Obligation" means, as applied to any Person, any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject (including, without limitation, any restrictive covenant affecting any of the properties of such Person).

         "Contribution" means, at any time, the aggregate amount of Contribution Advances the Lessor (i) has made pursuant to Section 2.2 (b) of the Participation Agreement and (ii) is deemed to have made pursuant to Section
2.2 (d) of the Participation Agreement, not to exceed the Equity Commitment.

         "Contribution Advance" means each amount on account of the Contribution made by the Lessor or any of its members to the Lessee for the payment of Property Costs pursuant to Section 2.2 of the Participation Agreement, plus each amount which the Lessor shall have been deemed to have advanced with respect to Contribution Return pursuant to Section 2.2 (d) of the Participation Agreement.





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         "Contribution Return" means, as of any date of calculation, (a) with respect to the aggregate amount of the Contribution, a pre-tax cumulative return on the balance of the Contribution outstanding from time to time, and
(b) with respect to each Parcel Contribution Tranche, a pre-tax cumulative return on the balance of such Parcel Contribution Tranche outstanding from time to time, in each case computed at a per annum rate equal to (i) during any period when a LIBOR Rate Loan is outstanding, (A) during each Interest Period commencing prior to the Final Completion Date, the Interim Rate and (B) during each Interest Period commencing on or after the Final Completion Date, the sum of the Adjusted LIBOR Rate for such Interest Period plus 2.45% per annum; (ii) during any period when either (A) 100% of the principal balance of the Loan is a Base Rate Loan, or (B) the Base Rate applies as a result of any circumstance described in Section 2.4 (f) of the Loan Agreement, the Base Rate; or (iii) during any period when an Event of Default shall have occurred and remain uncured, the Overdue Rate; provided, however, that in none of the foregoing cases shall the applicable foregoing rate exceed the highest rate permitted by Applicable Law. During the period from the first Funding Date on which a Contribution Advance shall be made with respect to the Parcel Contribution Tranche for such Property, to the related Parcel Completion Date, Contribution Return on such Parcel Contribution Tranche shall be compounded on each Loan Payment Date as a result of a Contribution Advance to be deemed made pursuant to Section 2.2 (d) of the Participation Agreement. After the related Parcel Completion Date, Contribution Return shall be payable on each Loan Payment Date from the proceeds of the Facility Rent payable by the Lessee on each such date and any amount of Contribution Return not so paid when due will bear interest at the Overdue Rate until paid in full (whether after or before judgment).

         "Debt" means with respect to the Lessee or any Subsidiary thereof and as of any date of its determination, without duplication (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by notes, bonds, debentures, or other similar instruments, (c) obligations of such Person as lessee under Capitalized Lease Obligations, (d) obligations of such Person to pay the deferred purchase price of property or services, (e) obligations of such Person under or relating to letters of credit, guaranties, note purchase agreements, investment agreements, and other obligations of such Person which support the repayment of the types of indebtedness and obligations of others referred to in parts (a) through (d) of this definition, and (f) nonrecourse indebtedness or obligations of others of the kinds referred to in parts (a) through (e) of this definition secured by any Lien on or in respect of any property of such Person, all as determined in accordance with GAAP. For the purposes of determining the amount of any Debt, the amount of the Debt described in part (e) of the definition of Debt shall be valued at the full amount of the contingent liability thereunder and the amount of any Debt described in part (f) shall be valued at the lesser of the amount of the Debt secured or the value of the property securing such Debt.

         "Deed" means any instrument of conveyance pursuant to which the Lessor acquires a leasehold estate in, or fee simple title to, a Parcel, pursuant to
Section 3.2 of the Participation Agreement.

         "Default" means any event, condition or failure which, with notice or lapse of time or both, would become an Event of Default.

         "Dividends" means, for any Person and for any period, the amounts of cash or stock dividends, and any other distributions in respect of profits of such Person (exclusive of





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
intercompany dividends which would be eliminated upon preparation of consolidated financial statements), all as determined in accordance with GAAP.

         "Environmental Laws" means and include the Resource Conservation and Recovery Act of 1976, (RCRA) 42 U.S.C. Sections 6901-6987, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601-9657, (CERCLA), the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Sections 1801-1812, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Clean Air Act, 42 U.S.C. Sections 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 et seq., and all similar federal, state and local environmental laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, codes and regulations, and any other federal, state or local laws, ordinances, rules, codes and regulations relating to the environment, human health or natural resources or the regulation or control of or imposing liability or standards of conduct concerning human health, the environment, Hazardous Materials or the clean-up or other remediation of the Leased Property, or any part thereof, as any of the foregoing may have been from time to time amended, supplemented or supplanted.

         "Environmental Permits" means all permits, licenses, authorizations, certificates and approvals of Governmental Authorities required by Environmental Laws.

         "Equity Commitment" means $1,000,000, being the maximum amount of the Contribution which Lessor has committed to make under the Participation Agreement.

         "Equity Ratio" means 5.00%.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time or any successor federal statute.

         "Estimated Parcel Property Costs" means the amount of Property Costs to be incurred by or on behalf of Lessor to pay the purchase price and any related costs of acquisition of a Parcel (and any Improvements located thereon at the time of acquisition) and to pay costs of Construction of any new Improvements thereto, all as estimated by the Lessee in the certificate to be delivered pursuant to Section 3.2(a)(xxii) of the Participation Agreement and approved by the Lender.

         "Event of Default" means any event or condition designated as an "Event of Default" in Article XIII of the Lease.

         "Event of Loss" is defined in Section 11.1 of the Lease.

         "Event of Taking" is defined in Section 11.2 of the Lease.

         "Facilitation Agreement" is defined in Section 4.2 of the Lease.

         "Facilitation Fee" means the amount specified as the Facilitation Fee to be paid by the Lessee to the Lessor as set forth in Section 4.2 of the Lease and in the Facilitation Agreement.





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         "Facility Rent" means amounts payable as Facility Rent as specified in
Section 4.1 of the Lease.

         "Fair Market Rental Value" means, with respect to any Property, the fair market rental value thereof as determined by an independent appraiser chosen by the Lessor (and reasonably acceptable to the Lessee and the Lender) that would be obtained in an arm's-length lease between an informed and willing lessee and an informed and willing lessor, in either case under no compulsion to lease and neither of which is related to the Lessor or the Lessee for the lease of the Property on the terms set forth, or referred to, in the Lease. Such fair market rental value shall be calculated as the value for the use of the Property to be leased in place at the Parcel assuming, in the determination of such fair market rental value, that the Property is in the condition and repair required to be maintained by the terms of the Lease (unless such fair market rental value is being determined for the purposes of Section 14.1 of the Lease and except as otherwise specifically provided in the Lease, in which case this assumption shall not be made).

         "Fair Market Sales Value" means, with respect to any Property or any portion thereof, the fair market sales value thereof as determined by an independent appraiser chosen by the Lessee (and reasonably acceptable to the Lender) that would be obtained in an arms-length transaction between an informed and willing buyer (other than a lessee currently in possession) and an informed and willing seller, under no compulsion, respectively, to buy or sell and neither of which is related to the Lessor or the Lessee, for the purchase of the Property. Such fair market sales value shall be calculated as the value for the use of the Property assuming, in the determination of such fair market sales value, that the Property is in the condition and repair required to be maintained by the terms of the Lease (unless such fair market sales value is being determined for purposes of Section 14.1 of the Lease and except as otherwise specifically provided in the Lease, or the Participation Agreement, in which case this assumption shall not be made).

         "Final Completion Date" means the earlier of (i) September 1, 2000 or
(ii) the Parcel Completion Date designated as the "Final Completion Date" by the Lessee giving notice thereof to the Lesser and the Lender; provided that if such date is not a Loan Payment Date, the Final Completion Date should be the next occurring Loan Payment Date.

         "Final Rent Payment Date" is defined in Section 14.1 (e) of the Lease.

         "Financial Advisor" means Banc One Capital Corporation, Columbus, Ohio, or such other Person as selected by the Lender and reasonably acceptable to the Lessee.

         "Fiscal Year" means the fiscal year of the Lessee, which shall be the twelve (12) monthly accounting periods ending on the last calendar day of September or such other period as the Lessee may designate and the Lender may approve in writing.

         "Fixed Charge Coverage Ratio" means, for any period, the ratio between
(i) Consolidated Net Income (excluding any extraordinary or non-recurring gains or losses and net gains and net losses resulting from the sale of any capital assets other than in the ordinary course of business) for such period, minus Dividends, plus all amounts deducted in the calculation of Consolidated Net Income on account of (A) Consolidated Interest Charges, (B) Taxes imposed or measured by income or excess profits (but only to the extent such Taxes were not actually paid during such period), (C) Consolidated Depreciation and Amortization, and (D) Consolidated Lease Expense, and (ii) the sum of Consolidated Lease Expense, Consolidated Interest Charges and Consolidated Principal Payments.

         "Funding Date" has the meaning specified in Section 2.4 of the Participation Agreement.

         "Funding Requisition" has the meaning specified in Section 2.4 of the Participation Agreement.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

         "General Contractor" means each general contractor under a Construction Contract as may be selected by the Lessee.

         "Governmental Action" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law and shall include, without limitation, all siting, building, environmental and operating permits and licenses that are required for the acquisition, construction, use, occupancy, zoning and operation of the Leased Property.

         "Governmental Authority" means the government of the United States of America, the government of any other nation, any political subdivision of the United States of America or any other nation (including, without limitation, any state, territory, federal district, municipality or possession) and any federal, state, county, municipal or other governmental or regulatory authority, agency, board, body, commission, instrumentality or court, or any political subdivision thereof.

         "Hazardous Material" means any substance, waste or material which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, including petroleum, crude oil or any fraction thereof, petroleum derivatives, by products and other hydrocarbons and is or becomes regulated by any Governmental Authority, including any agency, department, commission, board or instrumentality of the United States, the State of Wisconsin or any political subdivision thereof and also including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs") and radon gas.

         "Improvements" means, with respect to each Parcel, the buildings, structures and improvements generally described on Appendix I of each Parcel Lease Supplement and as may be described in the Plans and Specifications, if any, for such Improvements, as the same shall be finally Constructed, installed and located on such Parcel, along with all fixtures used or useful in connection with the operation of such Property, including, without limitation, all furnaces, boilers, compressors, elevators, fittings, pipings, connectives, conduits, ducts, partitions, equipment and apparatus of every kind and description now or hereafter affixed or attached or used or useful in connection with the buildings, and all Alterations (including all restorations, repairs, replacements and rebuilding of such buildings, improvements and structures) thereto (but in all the above cases excluding trade fixtures and any personal property owned by the Lessee).

         "Indemnitee" means the Lender, the Lessor and JH Management Corporation, and their respective successors, permitted assigns, permitted transferees, employees, officers, directors and





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
agents thereof (and, in the case of the Lessor, also including its constituent members, its managers, and their respective officers, employees, directors, agents, incorporators and stockholders); provided, however, that in no event shall the Lessee be an Indemnitee.

         "Indemnitee Group" means the respective employees, officers, directors and agents of the Lender, the Lessor and JH Management Corporation (and, in the case of the Lessor, also including its constituent members and their respective officers, employees, directors, agents, incorporators and stockholders), as applicable; provided, however, that in no event shall the Lessee be a member of an Indemnitee Group.

         "Indemnified Claims" is defined in Section 7.3 of the Participation Agreement.

         "Index Rent" means an amount equal to all interest accrued and unpaid on the Loan as of each Rent Payment Date on which Basic Rent shall be due and payable.

         "Initial Loan Advance" means the Loan Advance made by the Lender pursuant to the Loan Agreement on the Closing Date.

         "Intangible Assets" means, with respect to any Person and as of any date of its determination, the goodwill, patents, trade names, trade marks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets (other than prepaid insurance and prepaid taxes), the excess of cost of share acquired over book value of related assets, and such other assets of such Person as are properly classified as "intangible assets" in accordance with GAAP.

         "Interest Period" means, during any period when either a LIBOR Rate Loan or a LIBOR Rate Contribution Advance shall remain outstanding, (a) prior to the Final Completion Date, the one-month period commencing on the Funding Date (or date of conversion from a Base Rate Loan) of the earliest such LIBOR Rate Loan or LIBOR Rate Contribution Advance remaining outstanding and ending on the last day of such period and, thereafter with respect to the continuation thereof, each succeeding one-month period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, to and including the Completion Date, and (b) from and after the Final Completion Date, the one, two, three or six month period selected by Lessee, or the one-month period automatically selected, pursuant to the provisions of
Section 2.4 of the Loan Agreement and, thereafter with respect to the continuation thereof, each succeeding period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the one, two, three or six month period selected by Lessee, or the one-month period automatically selected, pursuant to the provisions of Section 2.4 of the Loan Agreement.

         "Interim LIBOR Rate" means, for any Interest Period, the per annum rate of interest equal to the sum of the Adjusted LIBOR Rate for such Interest Period plus 1.5% per annum.

         "Land" means, collectively, each of the Parcels.

         "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, treaties or decrees of any Governmental Authority or any governmental or political subdivision or agency thereof, or of any court or similar entity established by any thereof.

         "Lease" means the Master Lease and Development Agreement, dated as of April 3, 1998 between the Lessor and the Lessee, together with each Parcel Lease Supplement and any amendments or supplements thereto.

         "Lease Balance" means, for each Property as of any date of determination, an amount equal to the sum of (i) the principal of the related Parcel Tranche then outstanding, any premium or Breakage Costs applicable to the prepayment of the related Parcel Tranche, all accrued and unpaid interest on the related Parcel Tranche and, without duplication, all other amounts then owing by the Lessee to the Lender under the Operative Documents plus (ii) the outstanding balance of the related Parcel Contribution Tranche, Lessor's Breakage Costs, if any, applicable to the prepayment thereof, all accrued and unpaid Contribution Return (prorated to the date of payment) applicable to the related Parcel Contribution Tranche and, without duplication, all other amounts then owing by the Lessee to the Lessor under the Operative Documents.

         "Lease Expense" means, for any period, the amounts paid by the Lessee or any Subsidiary thereof as rent for rental payments under any operating lease of real property and its improvements, as determined in accordance with GAAP, pursuant to which lease the Lessee or any Subsidiary thereof is treated as the owner of such property and its improvements for federal income tax purposes.

         "Lease Term" means, with respect to each Property, (i) the period commencing on the related Parcel Closing Date, and ending on the Scheduled Termination Date or (ii) such shorter period as may result from earlier termination of the Lease as provided therein.

         "Lease Termination Date" means the Scheduled Termination Date or such earlier date on which the Lease Term shall end as provided in the Lease.

         "Leased Property" means, collectively, each of the Properties from time to time subject to the Lease.

         "Lender" means Bank One, Texas, N.A. and its permitted successors and assigns.

         "Lender Ratio" means 95.00%.

         "Lessee" means Eagle USA Airfreight, Inc., a Texas corporation, and its permitted successors and assigns.

         "Lessor" means Asset XVI Holdings Company, L.L.C., a Massachusetts limited liability company.

         "Lessor Indemnitee" means the Lessor, its successors and permitted assigns, permitted transferees, incorporators, members, employees, officers, manager and agents.

         "Lessor Liens" means Liens on or against the Leased Property or any portion thereof, the Lease or any payment of Rent (i) which result from any act of, or any Claim against, the Lessor unrelated to the exercise of Lessor's rights under the Operative Documents or (ii) which result from any Tax owed by the Lessor, except any Tax for which the Lessee is obligated to indemnify the Lessor.

         "Lessor Property Financing Statements" means those UCC financing statements given by the Lessor to the Lender with reference to the security interest created by each Mortgage covering the collateral described therein.

         "Lessor Rents Financing Statements" means those UCC financing statements given by the Lessor to the Lender with reference to the security interest created by the Assignment of Lease and Rents covering the collateral described therein.

         "Lessor's Breakage Costs" means any amounts (other than Breakage Costs as defined herein) required to be paid by the Lessor or any of its members to compensate any creditor thereof for any actual additional losses, costs or expenses which such creditor may reasonably incur (including, without limitation, any loss, cost or expense incurred by such creditor by reason of the liquidation or reemployment of deposits or other funds acquired such creditor from third parties) which follow the Lessee's untimely payment of Facility Rent or its failure to accept a Contribution Advance, resulting in any payment of principal on a note held by such creditor on a date other than when due.

         "LIBOR Rate" means, for any Interest Period an interest rate per annum equal to the London Interbank Offered Rate for a term comparable to the term of the Interest Period, as published in the most recent Federal Reserve Statistical Bulletin before the applicable Funding Date; provided, however, that in the event such a rate for a particular Interest Period term is not published therein, "LIBOR Rate", with respect to such Interest Period term, shall mean an interest rate per annum at which the Lender is offered deposits in U.S. dollars in the London Interbank Market in accordance with its customary business practice at approximately 10:00 a.m., Houston, Texas time, two (2) business days prior to the commencement of such Interest Period in principal amounts approximately equal to the outstanding principal amount of the Loan or Loan Advance, whichever may be applicable, and with maturity comparable to such Interest Period.

         "LIBOR Rate Contribution Advance" means any Contribution Advance or other portion of the Contribution as to which the Contribution Return related thereto shall be determined by reference to the LIBOR Rate.

         "LIBOR Rate Loan" means any portion of the principal amount of the Note the rate of interest applicable thereto is determined by reference to the LIBOR Rate.

         "LIBOR Reserve Percentage" means the reserve requirement including any supplemental and emergency reserves (expressed as a percentage) applicable to member banks of the Federal Reserve System in respect of eurocurrency liabilities under Regulation D of the Board of Governors of the Federal Reserve System, or any substituted or amended reserve requirements applicable to member banks of the Federal Reserve System which is in effect as of the date hereof and taking into account any transitional requirements thereto becoming effective during the term of the Loan.

         "Lien" means any lien, mortgage, deed of trust, encumbrance, pledge, charge, lease, easement, servitude, right of others (legal or equitable) or security interest of any kind, including any thereof arising under any conditional sale or other title retention agreement.

         "Loan" means that loan of up to $19,000,000 by the Lender to the Lessor made pursuant to the Loan Agreement.

         "Loan Advance" means any advance from time to time by the Lender to the Lessor, or to the Lessee pursuant to Section 2.2 of the Participation Agreement of amounts available to be borrowed under the Loan.

         "Loan Agreement" means the Loan Agreement dated as of April 3, 1998, between the Lender and the Lessor, together with all amendments and supplements thereto.

         "Loan Commitment" means the aggregate total amount of Loan Advances which Lender has committed to make under the Loan Agreement, up to the maximum principal sum of $19,000,000.

         "Loan Documents" means the Loan Agreement, the Note, the Mortgages, the Assignment of Lease and Rents, the Security Agreements and Assignments and all documents and instruments executed and delivered in connection with each of the foregoing.

         "Loan Event of Default" means any of the events specified in Section
5.1 of the Loan Agreement, provided that any requirement for the giving of notice, the lapse of time, or both or any other condition, event or act has been satisfied.

         "Loan Payment Date" means (i) while any LIBOR Loan shall be outstanding, (a) to and including the Final Completion Date, the last day of each Interest Period, and (b) after the Final Completion Date, (1) with respect to any one-month Interest Period, the last day of such Interest Period, and (2) with respect to any Interest Period having a duration longer than one month,
(A) for each calendar month (or part thereof) other than the last calendar month (or part thereof) of such Interest Period, the day of each such subsequent calendar month (or part thereof) which is the same day of the month on which such Interest Period began, and (B) for the last calendar month (or part thereof) of such Interest Period, the last day of such Interest Period; and (ii) otherwise, the first Business Day of each month; provided, however, that if any date determined in accordance with the foregoing shall be a date other than a Business Day, the related Loan Payment Date shall instead be the Business Day immediately preceding such date.

         "Loan Default" means any event, condition or failure which, with notice or lapse of time or both, would become a Loan Event of Default.

         "Loss Proceeds" shall have the meaning specified in Section 11.6 of the Lease.

         "Material Adverse Effect" means a material adverse effect upon (i) the consolidated financial condition, operations, performance or properties of the Lessee and its Subsidiaries, or (ii) the ability of the Lessee to perform in any material respect under the Operative Documents.

         "Memorandum of Lease" means each Memorandum of Lease dated as of a Parcel Closing Date between Lessee and Lessor which describes the Lease and certain of its provisions and is intended to be recorded in the real property records of the local jurisdiction in which such Parcel is located.

         "Mortgage" means each Mortgage and Security Agreement, Deed of Trust and Security Agreement or similar instrument, dated as of the Parcel Closing Dates executed by Lessor for the benefit of the Lender with respect to any Property.

         "Net Worth" means, with respect to any Person and as of any date of its determination, the excess of the assets of such Person over the sum of the liabilities of such Person and the minority interests of such Person, all as determined in accordance with GAAP.

         "Non-Disturbance and Attornment Agreement" means each Subordination, Non-Disturbance and Attornment Agreement, dated as of a Parcel Closing Date, by and among the Lender, the Lessor and the Lessee, with respect to any Property together with any amendments or supplements thereto.

         "Note" means the promissory note issued by Lessor to the Lender under the Loan Agreement to evidence the Loan, together with any amendments or supplements thereto or replacements thereof.

         "Officer's Certificate" of a Person means a certificate signed by the Chairman of the Board or the President or any Executive Vice President or any Senior Vice President or any other Vice President of such Person signing with the Treasurer or any Assistant Treasurer or the Controller or any Assistant Controller or the Secretary or any Assistant Secretary of the such Person, or by any Vice President who is also Controller or Treasurer signing alone.

         "Operating Agreement" means that certain Limited Liability Company Agreement, dated as of April 3, 1998, between Asset Holdings Corporation, a Delaware corporation and Asset Holdings Corporation I, a Delaware corporation, relating to the formation and governance of the Lessor.

         "Operative Documents" means the Participation Agreement, the Lease, the Security Agreement and Assignment, the Note, the Loan Agreement, the Assignment of Lease and Rents, the Mortgages and the Non-Disturbance and Attornment Agreements.

         "Overdue Rate" means the lesser of (i) the highest interest rate permitted by Applicable Law and (ii) an interest rate per annum (calculated on the basis of a 365-day (or 366-day, if appropriate year) equal to the Base Rate in effect from time to time plus 3.00%.

         "Parcel" means each parcel of land described in Appendix I to each Parcel Lease Supplement.

         "Parcel Completion Date" means (i) with respect to a Parcel on which the Construction of Improvements is to be financed from the proceeds of Fundings pursuant to the Operative Documents, the first Loan Payment Date on which the conditions specified in Section 3.3 of the Participation Agreement shall have been satisfied or (ii) with respect to a Parcel on which no Improvements are to be so Constructed, the related Parcel Closing Date.

         "Parcel Conditions" is defined in Section 3.2 of the Participation Agreement.

         "Parcel Contribution Tranche" means, at any time of calculation, that portion of the principal amount of the Contribution which equals (i) the total of all Contribution Advances made in respect of a particular Property less (ii) all amounts paid on account of the Lease Balance of such Property in repayment of the Contribution, whether pursuant to Articles XIV or XV of the Lease or otherwise; all allocations of Contribution Advances and payments of Lease Balance to be determined by Lessor in its discretion, which shall be binding on Lessee in the absence of manifest error.

         "Parcel Lease Supplement" means a supplement to the Lease executed by the Lessee and the Lessor pursuant to which a Parcel of the Land shall be leased and demised by the Lessor to the Lessee under the Lease, substantially in the form set forth in Appendix II to the Lease, pursuant and subject to the provisions of Section 2.1 of the Lease and Section 3.2 of the Participation Agreement.

         "Parcel Tranche" means that portion of the principal amount of the Loan which (i) equals all Loan Advances made in respect of a particular Property, less (ii) all amounts of Scheduled Rent, Lease Balance or other prepayments of the Loan allocated by the Lender in its discretion in reduction of such Parcel Tranche, the decision of the Lender as to any such allocation to be binding on the Lessee and the Lessor in the absence of manifest error.

         "Parcel Tranche Payment Schedule" means, with respect to each Parcel Tranche, the schedule of monthly principal installments payable by Lessor on each Loan Payment Date, to be delivered by the Lender on each Parcel Closing Date, and otherwise, pursuant to the Loan Agreement.

         "Participation Agreement" means the Master Participation Agreement dated as of April 3, 1998 among the Lender, the Lessor and the Lessee, together with all amendments and supplements thereto.

         "Permitted Investments" means: (i) interest-bearing deposit accounts (which may be represented by short-term certificates of deposit, time deposit open account agreements or other short-term deposit instruments) in national or state banks having (A) a combined capital and surplus of not less than $100,000,000; (B) whose deposits are insured by the Federal Deposit Insurance Corporation; and (C) whose senior unsecured debt is rated "A2" or better (or the then equivalent thereof) by Moody's or "A" or better (or the then equivalent thereof) by S&P; (ii) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America; or (iii) commercial paper rated "A-1" (or the then equivalent thereof) by S&P and "P-1" (or the then equivalent thereof) by Moody's and maturing not more than 180 days after the date of deposit.

         "Permitted Liens" means (i) the respective rights and interests of the Lessee, the Lessor and the Lender as provided in the Operative Documents, (ii) Lessor Liens, (iii) Liens for Taxes either not yet due or being contested in good faith and by appropriate proceedings, so long as enforcement thereof is stayed pending such proceedings, (iv) materialmen's, mechanics', workers', repairmen's, employees' or other like Liens arising after the related Parcel Closing Date in the ordinary course of business for amounts either not yet due or being contested in good faith and by appropriate proceedings, so long as enforcement thereof is stayed pending such proceedings, (v) Liens arising after the related Parcel Closing Date out of judgments or awards with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith, so long as the enforcement thereof has been stayed pending such appeal or review, (vi) easements, rights of way, reservations, servitudes and rights of others against the Land which are listed on Schedule B to the related Title

Policy or permitted by Article VI of the Lease, (vii) assignments, leases and subleases expressly permitted by the Operative Documents, and (viii) liens which are not otherwise permitted by clauses (i) through (vii) of this definition, do not violate the restrictions on the Lessee set forth in Section
5.4 of the Participation Agreement and secure obligations not exceeding $100,000 at any one time.

         "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, nonincorporated organization or government or any agency or political subdivision thereof.

         "Plans and Specifications" means (i) the final plans and specifications for any Improvements to be constructed after the related Parcel Closing Date, as such Plans and Specifications may be hereafter amended, supplemented or otherwise modified from time to time, and (ii) the final, "as built" plans and specifications for Improvements in existence on a Parcel as of the related Parcel Closing Date, all as approved and satisfactory to the Lender.

         "Property" means a Parcel and the Improvements at any time Constructed, installed or located thereon.

         "Property Costs" is defined in Section 2.6 of the Participation Agreement.

         "Purchase Option" is defined in Section 15.1 of the Lease.

         "Purchase Option Price" means, for any Property, an amount equal to the Lease Balance for such Property as of the closing date of the purchase of such Property pursuant to the exercise by the Lessee of the Purchase Option set forth in, and in accordance with, Section 15.1 of the Lease.

         "Qualified Payment" shall mean any monies paid or payable to the Lessor or the Lender and identified in the Lease or any other Operative Document as a "Qualified Payment", it being agreed that all Qualified Payments shall be paid to the Lender as a pre-payment of the Loan to be applied against principal payments or installments of the Loan in the inverse order of maturity, but without (unless agreed in writing by the Lender and the Lessee) affecting or giving rise to any change or adjustment of the Basic Rent except the installment due on the Lease Termination Date.

         "Recourse Deficiency Amount" means (i) with respect to each Property, the amount set as the Recourse Deficiency Amount in the related Parcel Lease Supplement and (ii) with respect to all of the Leased Property, the aggregate total of the Recourse Deficiency Amounts for each of the Properties which are subject to the Lease at the time of determination; provided, however, if (i) any amount of principal of the Note shall be prepaid, or repaid other than as provided in Appendix III of the Loan Agreement, following the occurrence of an Event of Loss or Event of Taking, (ii) a prepayment of the Note shall occur following an appraisal of any Property in accordance with Section 3.5 of the Participation Agreement, or (iii) as of the Final Completion Date, the total Property Costs shall be less that the Total Commitments, then the Lessee may request the Financial Advisor to recalculate the amount of the Recourse Deficiency Amount for any Property utilizing the same formula, methodology and assumptions used to calculate the original Recourse Deficiency Amount. The Financial Advisor shall notify the Lessee, the Lessor and the Lender of the recalculated Recourse Deficiency Amount, which recalculation, in the absence of manifest error, shall be conclusive and binding upon the Lender, the Lessor and the Lessee.

         "Regulations" means the income tax regulations promulgated from time to time under and pursuant to the Code.

         "Reinvestment Account" means the account maintained by the Lender pursuant to Section 3.7 of the Loan Agreement.

         "Release" means the release, deposit, disposal or leak of any Hazardous Material into or upon or under any land or water or air, or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

         "Release Date" means the date that the Loan has been paid in full.

         "Remaining Commitments" is defined in Section 2.2 (b) of the Participation Agreement.

         "Remarketing Option" is defined in Section 15.6 of the Lease.

         "Rent" means Basic Rent and Supplemental Rent, collectively.

         "Rent Payment Date" means, with respect to each Property, each Loan Payment Date during the Lease Term commencing on the first Loan Payment Date which next follows the related Parcel Completion Date.

         "Rent Period" means initially the period commencing on the first Parcel Completion Date and ending on the first Rent Payment Date, and thereafter each period from one Rent Payment Date to the next following Rent Payment Date.

         "Requirements of Law" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, permit, approval, authorization, license or variance, order or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, the Securities Act, the Securities Exchange Act, Regulations G, T, U and X, and any building, environmental or land use requirement or permit or occupational safety or health law, rule or regulation.

         "Responsible Officer" means the President, any Senior Vice President or Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer.

         "Scheduled Rent" means, for the Lease Term, the rent payable pursuant to Section 4.1 (c) of the Lease on each Rent Payment Date in the amount set forth in Appendix III to the Lease, as such Appendix may be adjusted in the circumstances described in Section 4.1 of the Lease.

         "Scheduled Termination Date" means April 1, 2005.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities" means any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Agreement and Assignment" means, with respect to a Parcel on which Improvements are to be constructed in accordance with the Operative Documents, each Security Agreement and Assignment (Construction Contract, Permits, Licenses and Governmental Approvals, and Plans, Specifications and Drawings), dated as of a Parcel Closing Date from the Lessee to the Lender, together with any amendments or supplements thereto.

         "Subsidiary" means for any Person any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

         "Supplemental Rent" means any and all amounts, liabilities and obligations other than Basic Rent which the Lessee assumes or agrees or is otherwise obligated to pay under the Lease or any other Operative Document (whether or not designated as Supplemental Rent) to the Lessor, the Lender or any other party, including, without limitation, amounts under Article XVII of the Lease, Fair Market Sales Value payments and indemnities and damages for breach of any covenants, representations, warranties or agreements.

         "Tangible Net Worth" means, for any Person and as of any date of its determination, the Net Worth of such Person less the Intangible Assets of such Person.

         "Tax" or "Taxes" is defined in Section 7.4 (a) of the Participation Agreement.

         "Tax Indemnitee" means the Lessor, the Lender and their respective Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents thereof (and, in the case of the Lessor, also including its incorporators, manager, members, and in particular, the manager in its capacity as the tax matters partner) provided, however, that in no event shall the Lessee be a Tax Indemnitee.

         "Title Insurance Company" means Commonwealth Land Title Insurance Company and its successors and assigns and any other title insurance company approved by Lender.

         "Title Policy" is defined in Section 3.1 of the Participation
Agreement.

         "Total Commitments" means the sum of the Loan Commitment and the Equity Commitment.

         "Total Lease Balance" means, as of any date of determination, the aggregate total of the Lease Balances applicable to each of the Properties then subject to the Lease.

         "UCC" means the Uniform Commercial Code of the State, as in effect from time to time.

         "Unfunded Benefit Liabilities" means, with respect to any Employee Benefit Plan at any time, the amount of unfunded benefit liabilities of such Employee Benefit Plan at such time as determined under ERISA Section 4001(a)(18) which shall not be less than the accumulated benefit obligation, as disclosed in accordance with FAS 87, over the fair market value of Employee Benefit Plan assets.